UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 11, 2006

BARNES GROUP INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

1-04801	06-0247840
(Commission File Number)	(I.R.S. Employer Identification No.)

123 Main Street, Bristol, Connecticut	06011-0489
(Address of principal executive offices)	(Zip Code)

(860) 583-7070
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement.

a.

On January 11, 2006, Barnes Group Inc. (the "Company") entered into an amended and restated revolving credit agreement (the "Amended Credit Agreement") with the eleven participating banks. Bank of America, N.A., as successor by merger to Fleet National Bank, continues to act as Administrative Agent for the participating banks. The Amended Credit Agreement extends the maturity date to January 11, 2011; adds Barnes Group Switzerland GmbH, a wholly owned subsidiary of the Company ("Swiss Co."), as a borrower; decreases the interest rate to LIBOR plus a spread ranging from 0.55% to 1.35% depending on the Company's debt ratio at the time of the borrowing; and amends various financial and restrictive covenants. Borrowings by Swiss Co. are guaranteed by the Company. Pursuant to the Amended Credit Agreement the Company is to pay a facility fee, calculated on the full amount of the borrowing facility, at a rate ranging from 0.20% to 0.40%, depending on the Company's debt ratio at the end of each calendar quarter.

As with the prior revolving credit agreement the Company's borrowing capacity is limited by various debt covenants in the agreement. A new covenant was added that requires the Company to maintain a ratio of Consolidated Senior Debt to EBITDA, as defined in the Amended Credit Agreement, of not more than 3.25 times at the end of each fiscal quarter ending on or before September 30, 2007, after which the ratio will decrease to 3.00 times. In addition, the Amended Credit Agreement requires the Company to maintain a ratio of Total Debt to EBITDA, as defined in the Amended Credit Agreement, of not more than 4.00 times for each quarter ending on or before September 30, 2007, and thereafter of not more than 3.75 times at the end of any fiscal quarter.

b.

On January 11, 2006, the Company also amended its 7.66% Senior Notes due November 12, 2007, its 7.80% Senior Notes due November 12, 2010 and its 8.59% Senior Notes due November 21, 2008 (collectively, the "Notes").  The amendments conform the restrictive covenants of the Notes with those in the Amended Credit Agreement with respect to: (i) permitted acquisitions, (ii) restrictions on liens, (iii) permitted indebtedness, (iv) permitted investments, and (v) consolidated leverage ratio requirements.

c.

On January 11, 2006, the Company entered into an intercreditor agreement (the "Intercreditor Agreement") with the participating banks under the Amended Credit Agreement and the holders of the Notes. The Intercreditor Agreement provides for the sharing of funds in the event of a default under the Amended Credit Agreement or any of the Notes.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 13, 2006	BARNES GROUP INC.
(Registrant)

By: /s/ William C. Denninger

William C. Denninger Senior Vice President, Finance and Chief Financial Officer

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